UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2016

TIME INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36218	13-3486363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Liberty Street

New York, NY 10281

(Address of Principal Executive Offices) (Zip Code)

(212) 522-1212

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2016, the Company and Joseph A. Ripp mutually agreed that he would step down, effective immediately, as the Company’s Chief Executive Officer. The Company appointed Richard Battista to succeed Mr. Ripp as its President and Chief Executive Officer and simultaneously elected Mr. Battista as a member of the Company’s Board of Directors.

Mr. Ripp has agreed to remain as an employee of the Company through September 30, 2018 (the “Retirement Date”) to facilitate the transition of his duties, and to allow the Company to have continued access to his knowledge, leadership and experience. Mr. Ripp will serve as Executive Chairman of the Board and as a member of the Board until the next annual meeting of shareholders or such later date as the parties mutually agree. During his employment, Mr. Ripp will continue to receive base salary at the rate currently in effect. For his services in 2016, 2017 and the portion of 2018 through the Retirement Date, he will receive an annual bonus in an amount determined by the Board, but subject to a minimum annual bonus amount (which shall be pro-rated for the partial year in 2018) of $1,420,000. If Mr. Ripp’s employment is terminated by the Company other than for cause prior the Retirement Date, the Company shall be required to provide Mr. Ripp the same compensation (including credit toward vesting in his outstanding equity awards, but without waiver of any performance condition) as though he remained employed by the Company through the Retirement Date on the same schedule (except as otherwise required to comply with the requirements of Section 409A). Additionally, if following a change in control (as defined for purposes of his equity awards) and prior to the Retirement Date, Mr. Ripp’s employment is terminated for any reason other than cause or his voluntary resignation, he will become vested in all of his then outstanding equity awards (subject, to the extent applicable, to the satisfaction of any performance conditions). Mr. Ripp shall not be eligible for any other severance benefits.

In connection with his appointment as President and Chief Executive Officer, the Company and Mr. Battista have agreed to enter into a new three-year term employment agreement pursuant to which (i) his annual base salary would increase to $1,200,000 per annum; (ii) his target annual incentive opportunity would increase to 150% of his annual base salary and (iii) his target award opportunity in respect of annual equity incentive awards would increase to $3,000,000. The changes to be effected in Mr. Battista’s base salary and annual target bonus opportunity in respect of his 2016 service will be effective from and after the execution of the new employment agreement. The increase in the opportunity related to his annual equity awards will be implemented in connection with the annual awards to be made in 2017, except that the Company agreed to grant one half of the 2017 annual equity award opportunity promptly. In that regard, the Company will grant, promptly following execution of the new agreement, time-vested restricted stock units having a grant date value of $750,000 and stock options on 200,000 shares (the “Accelerated 2017 Grants”). The remainder of the 2017 annual equity award opportunity would be granted at the same time as such awards are made to other executives, entirely in the form of performance-based restricted share units with terms to be determined by the Compensation Committee. For annual equity awards made after 2017, at least half, but no more than two-thirds, of the value of such equity awards will be in the form of performance based restricted stock units.

In addition to the foregoing, as soon as practicable following the execution of the new employment agreement, the Company will grant Mr. Battista (i) a special one-time, non-recurring grant of (A) time-vested restricted stock units having a grant date value of $750,000 and (B) stock options on 200,000 shares (the “2016 Special Grant”) and (ii) an additional outperformance plan (“OPP”) opportunity with a projected value, based on the methodology applied generally in the granting of such awards, of $3,000,000 (the “Incremental OPP Opportunity”). Except as provided below, the terms and conditions of the 2016 Special Grant and the Incremental OPP Opportunity will be generally consistent with the terms and conditions applicable to the Company’s grants of similar types of awards to executive officers.

In the event that Mr. Battista’s employment is involuntarily terminated by the Company without cause or by him for good reason (a “Qualifying Termination”), the Company will pay him severance equal to the salary and bonus that he would have been expected to receive had he continued to work for an additional 24 months. Because of the increase in his annual incentive opportunity, if Mr. Battista has a Qualifying Termination prior to the time his annual bonus for services in 2018 is paid, the bonus component of the severance benefit will be determined based on an amount equal to his target annual bonus opportunity. Thereafter, the bonus component will be determined consistently with the Company’s standard practices in this regard, based on an average of certain of his actual prior bonus amounts. Such severance benefits will be payable over the 24-month severance period, consistent with the Company’s usual practices, except that if the Qualifying Termination occurs within 12 months following a change in control, the severance benefits will be payable in a single lump sum. The Company will also either pay or reimburse Mr. Battista’s cost for COBRA coverage for himself and his eligible dependents.

Additionally, in the event of a Qualifying Termination, Mr. Battista will be permitted to vest in the 2016 Special Grant, the 2017 Accelerated Grant, and any other equity award granted after the execution of the new agreement, to the same extent, and at the same time, as he would otherwise have become vested under such award had his employment continued for an additional 24 months (subject, in the case of any performance-based award, the satisfaction of the applicable performance objectives). If a Qualifying Termination occurs prior to the applicable measurement date for the Incremental OPP Opportunity, at such date, Mr. Battista will become vested in the Incremental OPP Opportunity to the same extent as if he were employed at the measurement date.

In recognition that increases in Mr. Battista’s compensation related to his new position, including his enhanced equity award opportunities, are reasonably likely to result in a significant short-term disparity between his historical compensation and such compensation opportunities, the Company will provide Mr. Battista with an excise tax gross-up related to any golden parachute excise tax that he incurs by reason of a change in control that occurs prior to the second anniversary of the date the new employment agreement is executed (the “Second Anniversary Date”). Following the Second Anniversary Date, the Company will no longer have any obligation to provide Mr. Battista an excise tax gross-up. Instead, Mr. Battista will be subject to a “best net” provision, such that his compensation will be limited to the amount that can be paid without the imposition of any such excise tax, so long as doing so would result in his receiving a better after tax result than if no such limitation were applied.

The new employment agreement will contain certain restrictive covenants, including a non-competition provision, for the benefit of the Company. It will also provide him with the right to be indemnified by the company (including without limitation the advance of expenses) to the maximum extent permissible for actions taken during his service for the company. Mr. Battista will be reimbursed for legal fees and costs incurred in connection with the negotiation of the employment agreement and any other related agreements, up to a maximum amount of $25,000 in the aggregate.

A copy of the Company’s press release related to the matters described in Item 5.02 above is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Time Inc. Press Release, dated September 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME INC. (Registrant)

By:	/s/ Lauren Ezrol Klein

Lauren Ezrol Klein
Executive Vice President, General Counsel and Corporate Secretary

Date: September 13, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release, dated September 13, 2016, issued by Time Inc.

5